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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Med-Design Corporation

Ventura, California

 We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-05927, 333-22201, 333-31858,
333-65472, 333-86432, 333-99161, 333-108759 and 333-115511) and S-8
(Registration Nos. 333-75957, 333-90933, 333-49194 and 333-99163) of The
Med-Design Corporation of our report dated March 5, 2004 relating to the consolidated financial statements for the year ended December 31, 2003, which appears in The Med-Design Corporation's Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania
March 30, 2005